Exhibit 10.13

No.: ____________

Labor Contract

As per Labor Law of the People’s Republic of China, Labor Contract Law of the People’s Republic of China and other relevant laws and regulations, the following contract (hereinafter referred to as “this Contract”) is made and entered into by and between Party A and Party B voluntarily on the basis of equal negotiation, whereby both parties hereto agree to abide by all terms and conditions set forth below.

I. Basic Information of Both Parties

Article 1 Party A: Beijing Yingjun Technology Co., Ltd.

Article 2 Party B:Tian Zhihai

Type of household: Non-agriculture

ID card No.: 132521197607030014

Name of other valid certificate: ID card

Certificate No.: /

Residential address in Beijing: Room 102, Unit 7, Nangongjingyuan Fengtai District, Beijing

Post Code:

Registered permanent residence: No.90 Nanguancun Ansu Town, Xushui District, Baoding, Hebei province

Name of immediate family: Tian zhiyong; contact phone: 158 3227 2634

Relationship with the party concerned: brother

II. Term of This Contract

Article 3 This Contract becomes valid formally on January 1, 2022 including a probationary period which expires on DD MM YY. This contract will expire on December 31, 2024.

III. Working Contents and Workplace

Article 4 Party A agrees Party B to serve as the Chief Operating Officer (type of work) based on the working demand.

Article 5 According to the operation characteristics of Party A’s post (type of work), Party B shall work at the Company’s operating site and other external organizations designated by Party A.

Article 6 Party B ensures it works for Party A as per the job responsibilities and performance appraisal requirements.

IV. Working Hours and Holidays

Article 7 Party B shall work for 8 hours per day. Party A shall ensure Party B can rest for 2 days at least per week based on the working demand, and may also ask Party B to work on duty on weekend or during legal holiday based on the working demand.

Article 8 Party A’s holiday system applicable to Party B: Party B’s duty during legal holidays is subject to the national regulations while the rest is subject to Party A’s attendance system.

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V. Labor Remuneration

Article 9 Party A shall pay Party B salary of last month in the form of currency prior to the 15th day of each month. Party B’s basic salary after the expiration of probationary period is RMB 26,000.00. Party B’s other treatment is subject to Party A’s wage distribution standard and regulations on the management of performance appraisal of the post. Party B’s salary in the probationary period: 80% of the salary paid after becoming a formal employee.

Article 10 If Party A has no sufficient working assignments, so that Party B has to wait for assignments, Party A shall pay Party B monthly living expenses which are no lower than the minimum wage standard of Beijing.

Other provisions:

Article 11 Party A shall place and pay relevant social insurance for the employee that becomes a formal employee through preliminary appraisal as per relevant national regulations.

Article 12 Party A shall deal with work injury of its employees by referring to relevant national regulations.

VI. Rescission, Change, Termination and Renewal of This Contract and Relevant Provisions

Article 13 Before both parties rescind or terminate this Contract, Party B shall assist Party A in work handover as per Party A’s regulations. Party A shall issue the certificate of labor contract rescission or termination and deal with labor relationship transfer formalities for Party B when rescinding or terminating this Contract. Both parties shall decide on the renewal of this Contract prior to December 31 each year.

Article 14 If Party B proves to be incompetent for the job in the probationary period, Party A can adjust its post, degrade or dismiss Party B at all times. Where Party B’s performance appraisal fails to satisfy the standard for 3 consecutive months, Party B is seen unable to be competent for the job. In such case, Party A can arrange Party B for other work or try to persuade him to quit by sending a notice to Party B 30 days in advance.

If any regular employee asks for resignation during the validity of this Contract, he/she shall provide a resignation application or report to Party A in written form 30 days in advance and assist Party A in dealing with work handover. If the middle-level leaders and above ask for resignation during the validity of this Contract, he/she shall bring forth a written resignation application 2 months in advance. For the deputy general managers and above offering to resign within the term of this Contract, he/she shall bring forth a resignation application in writing three months in advance. Otherwise, the Company has the rights to deduct the wage, bonus, on-duty fees, etc. that have not been paid. If they cause serious economic loss to Party A, Party A reserves the rights to investigate their violation liabilities.

Article 15 Any matters unmentioned herein shall be resolved by both parties via negotiation. This Contract is executed in duplicate with each party holding one respectively.

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Article16 Appendices to this Contract: Copy of Party B’s ID card, diploma and household register certificate (or temporary residential permit), resume, health certificate, certificate (or warranty) of no criminal record. Party B shall ensure the authenticity of the certificates; otherwise, it shall bear all the consequences arising therefrom.

Party A: Beijing Yingjun Technology Co., Ltd. Seal: Special Seal for Contract of Beijing Luji Technology Co., Ltd. Responsible person: Tian Xiangyang (signature) (Signature or seal) Contact phone:	Party B: (signature) Tian Zhihai (signature)
Date of signature: January 1, 2022	Date of signature: January 1, 2022

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